Exhibit 4.1

STARZ, LLC

and

STARZ FINANCE CORP.,

As Issuers,

THE GUARANTORS

named herein

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of September 13, 2012

5.00% Senior Notes due 2019

i

CROSS REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10; 11.02
(b)(1)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)(1)	11.03
(b)(2)	7.06; 7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.02; 4.04; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.12
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	2.13; 8.04
317(a)(1)	6.09
(a)(2)	6.10
(b)	2.05; 7.12
318(a)	11.01
(b)	11.01
(c)	11.01

N.A. means Not Applicable

Note:      This Cross Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

v

INDENTURE, dated as of September 13, 2012, among STARZ, LLC, a Delaware limited liability company, STARZ FINANCE CORP., a Delaware corporation, as joint and several obligors, the Guarantors (as hereinafter defined) party hereto from time to time and U.S. BANK NATIONAL ASSOCIATION, as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and rat able benefit of the Holders.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                         Definitions.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to Starz or any Restricted Subsidiary, any Indebtedness of a Person (other than Starz or a Restricted Subsidiary) existing at the time such Person is merged with or into Starz or a Restricted Subsidiary, or Indebtedness expressly assumed by Starz or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” shall mean an unlimited principal amount of Notes having identical terms and conditions to the Notes issued pursuant to Article Two and in compliance with Section 4.06 and Section 4.10, except for issue date, issue price and first interest payment date.

“Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Note Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts and all other fixed and contingent liabilities (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Guarantor under the Note Guarantee), excluding Indebtedness in respect of the Note Guarantee, as they become absolute and matured.

“Affiliate” of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.  For purposes of the definition of “Qualified Equity Offering” only, “Affiliate” shall not include any Person who is an Affiliate of Starz solely because such Person is Controlled directly or indirectly by John C. Malone so long as such Affiliate does not purchase securities in any Qualified Equity Offering with the proceeds, directly or indirectly, of any Restricted Payment permitted under this Indenture.

“Affiliated Persons” means, with respect to any specified Person, (a) such specified Per son’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Per sons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

“Agent” means any Registrar, Paying Agent or agent for service of notices and demands.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“asset” means any asset or property.

“Asset Acquisition” means

(1)                                  an Investment by Starz or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into Starz or any Restricted Subsidiary, or

(2)                                  the acquisition by Starz or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by Starz or any Restricted Subsidiary to any Person other than Starz or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of Starz or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)                                  transfers of cash or Cash Equivalents;

(2)                                  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01 and transfers of Equity Interests in Unrestricted Subsidiaries;

(3)                                  Permitted Investments and Restricted Payments permitted under Section 4.07;

(4)                                  the creation of or realization on any Lien permitted under this Indenture;

(5)                                  transfers of inventory and damaged, worn out or obsolete equipment or assets that are no longer used or useful in the business of Starz or its Restricted Subsidiaries;

(6)                                  sales or grants of licenses or sublicenses to use the patents, trade secrets, know how and other intellectual property, and licenses, leases or subleases of other assets, of Starz or any Restricted Subsidiary, or the sale, transfer, license or sublicenses of any films or film libraries owned by Starz or any Restricted Subsidiaries, in each case to the extent not materially interfering with the business of Starz and the Restricted Subsidiaries;

(7)                                  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $25.0 million;

(8)                                  (x) Asset Sales by any Issuer or any Guarantor to any other Guarantor or Issuer and (y) Asset Sales of any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor; and

(9)                                  any transfer of accounts receivable in connection with the collection thereof.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person or such Person’s sole manager, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified pursuant to an Officer’s Certificate to have been duly adopted by the Board of Directors of Starz and to be in full force and effect, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Issue Date shall not be deemed Capitalized Lease Obligations for all purposes under this Indenture.

“Cash Equivalents” means:

(1)                                  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(2)                                  certificates of deposit, time deposits, euro-dollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof;

(3)                                  commercial paper of an issuer rated at least A1 by Standard & Poor’s or P1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(4)                                  repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities is sued or fully guaranteed or insured by the United States government;

(5)                                  securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s;

(6)                                  securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

(7)                                  money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition;

(8)                                  money market funds that (i) comply with the criteria set forth in SEC Rule 2a7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor’s or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(9)                                  in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

“Change of Control” means the occurrence of any of the following events:

(1)                                 the acquisition of beneficial ownership by any person or group (excluding any Permitted Holder or group Controlled by any Permitted Holder) of more than 30% of the aggregate voting power of all outstanding classes or series of Starz’s voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of Starz’s voting stock beneficially owned by the Permitted Holders collectively, and on any day until the date that is six months after the date on which such person or group becomes such beneficial owner, Starz is rated by one of Moody’s or Standard & Poor’s and the rating assigned by either of them is not an investment grade rating;

(2)                                 after the consummation of an initial public offering of Starz’s Equity Interests, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Starz (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of Starz was approved by a vote of the majority of the directors of Starz then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of Starz’s Board of Directors then in office; or

(3)                                 Starz shall adopt a Plan of Liquidation or any such plan shall be approved by the stockholders of Starz.

For purposes of this definition, (a) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement and (b) “person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d5(b)(1) under the Exchange Act or any successor provision.

“Consolidated Interest Coverage Ratio” means the ratio of (i) Consolidated OIBDA during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (ii) Consolidated Interest Expense for such Four Quarter Period.  For purposes of this definition, Consolidated OIBDA and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                 the incurrence of any Indebtedness or the issuance of any Preferred Stock of Starz or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                                 any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Starz or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition or as a result of a Redesignation) incurring Acquired Indebtedness and also including any Consolidated OIBDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation SX under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(a)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(b)                                 if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a euro currency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(c)                                  notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations.

“Consolidated Interest Expense” means, for any period of four consecutive fiscal quarters, the interest expense for such period determined on a consolidated basis in accordance with GAAP with respect to Starz and its Restricted Subsidiaries (including that portion attributable to Capitalized Lease Obligations in accordance with GAAP and net payments (less net credits) pursuant to Hedging Ob ligations to the extent such net payments constitute interest expense and are allocable to such period, in each case, in accordance with GAAP), net of interest income of Starz and its Restricted Subsidiaries, for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means, at any date, the ratio of (i) Consolidated Total Debt to (ii) Consolidated OIBDA during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio.  In the event that Starz or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four quarter period; provided that Starz may elect, pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Consolidated Leverage Test” means, at any date, that the Consolidated Leverage Ratio is no greater than (i) prior to January 1, 2014, 4.75 to 1.00 and (ii) thereafter, 4.25 to 1.00.

“Consolidated Net Income or Loss” means, for any period, the consolidated net income (or loss) for such period of Starz and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated OIBDA” means, for any period, Consolidated Net Income or Loss of Starz and its Restricted Subsidiaries for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income or Loss, the sum of the following amounts for such period (i) any unusual or extraordinary items resulting in losses as determined under GAAP, (ii) any loss from discontinued operations, (iii) income tax expense, (iv) any noncash losses that are not operational in nature such as goodwill, asset and other impairment charges (including impairments of capitalized production and development costs), early extinguishment of debt, losses from asset sales or retirements and write offs of deferred financing costs, (v) any realized or unrealized losses resulting from adjustments to financial instruments to account for such instruments at fair market value, (vi) any realized or unrealized losses on foreign currency hedging transactions, (vii) interest expense, (viii) share of losses of affiliated entities accounted for under the equity method of accounting, (ix) net income attributable to noncontrolling (minority) interests, (x) depreciation and amortization expense (excluding programming license fee amortization and production cost amortization), (xi) noncash stock compensation expense or noncash phantom stock appreciation rights expense, (xii) nonrecurring cash charges associated with acquisition or disposition transactions, including integration costs, restructuring costs and severance charges, and (xiii) reason able pro forma cost savings resulting from acquisition or disposition transactions that have been realized or are expected to be realized within 12 months of such transaction (provided that any adjustments under clauses (xii) and (xiii) shall be limited in the aggregate to 7.5% of Consolidated OIBDA as calculated without the additions in clauses (xii) and (xiii)), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income or Loss, (i) any unusual or extraordinary items resulting in gains as determined under GAAP, (ii) any gains from discontinued operations, (iii) income tax benefits, (iv) any noncash gains that are not operational in nature such as gains from asset sales, (v) any realized or unrealized gains resulting from adjustments to financial instruments to account for such instruments at fair market value, (vi) any realized or unrealized gains on foreign currency hedging transactions, (vii) interest income, (viii) share of earnings of affiliated entities accounted for under the equity method of accounting, and (ix) net loss attributable to noncontrolling (minority) interests.  All additions and subtractions shall be determined on a consolidated basis (excluding any Unrestricted Subsidiary) in accordance with GAAP.  For any period during which a purchase or other acquisition is made by Starz or the Restricted Subsidiaries, Consolidated OIBDA shall be calculated on a pro forma basis as if such purchase or other acquisition was consummated on the first day of such period, and for any period during which a Subsidiary or business was disposed of or discontinued,

Consolidated OIBDA shall be calculated on a pro forma basis as if such Subsidiary or business had been disposed of on the first day of such period.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all Indebtedness of Starz and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of Section 4.06.

“Credit Agreement” means the Credit Agreement dated November 16, 2011, by and among Starz, LLC, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, The Bank of Nova Scotia, as administrative agent, SunTrust Bank, as syndication agent, The Bank of Nova Scotia, SunTrust Robinson Humphrey, Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc., RBC Capital Markets, and Barclays Capital, as joint lead arrangers and joint book-runners and JPMorgan Chase Bank, N.A., Bank of America, N.A., The Royal Bank of Scotland plc, Royal Bank of Canada, and Barclays Bank plc, as documentation agents, as amended from time to time.

“Credit Facilities” means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of Starz as additional borrowers or guarantors thereunder).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.16(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuers to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Sections 4.20 and 4.08, respectively, and (2) such Equity Interests specifically provide that the issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuers’ purchase of the Notes as required pursuant to the provisions of Sections 4.20 and 4.08, respectively.

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Domestic Subsidiary” means any Subsidiary of Starz organized under the laws of any jurisdiction within the United States.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Issuers issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

“Exchange Offer” means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of Starz or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“Foreign Subsidiary” means any Subsidiary of Starz that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take or pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Person that is required to, or at the election of the Issuers does, become a Guarantor by the terms of this Indenture, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture. On the Issue Date, only Starz Entertainment shall be a Guarantor.

“Hedging Obligations” of any Person means the obligations of such Person under any Swap Agreement.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Per son for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements constituting Liens hereunder relating to property acquired by such Person (excluding obligations arising from inventory transactions in the ordinary course of business), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and all accrued liabilities and deferred revenue incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  “Indebtedness” shall not include any amounts payable under any long-term incentive or deferred compensation plans of any Person relating to its or its Subsidiaries’ directors, management, employees or consultants.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Notes” means the 5.00% Senior Notes due 2019 issued on the Issue Date.

“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, Sun Trust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, RBS Securities Inc., Scotia Capital (USA) Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, SMBC Nikko Capital Markets Limited, and U.S. Bancorp Investments, Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Institutional Accredited Investor” or “IAI” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“interest” means, with respect to the Notes, interest on the Notes, and Additional Interest, if any.

“Interest Payment Dates” means each March 15 and September 15, commencing March 15, 2013.

“Investments” of any Person means:

(1)                                 all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)                                 all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3)                                 all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4)                                 the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Fair Market Value of Starz’s proportionate interest in such Unrestricted Subsidiary as of the date of such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary.  If Starz or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, Starz shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained.  Notwithstanding the foregoing, purchases or redemptions of Equity Interests of Starz or Parent shall be deemed not to be Investments.

“Issue Date” means September 13, 2012, the date on which Notes are originally issued.

“Issuers” means Starz and Starz Finance until a successor replaces either such party pursuant to Article Five, and thereafter, the term “Issuers” shall mean each such successor and each such party that has not been replaced by such a successor.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, to secure payment of a debt or performance of an obligation, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“LMC” means Liberty Media Corporation (formerly known as Liberty CapStarz, Inc. and Liberty Splitco, Inc.), a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; and any subsequent successor (by merger, consolidation, transfer or otherwise) to all or substantially all of a successor’s assets, provided, that if a Transferee Parent becomes the beneficial owner of all or substantially all of the equity securities of Starz then beneficially owned by LMC as to which LMC has dispositive power, the term “LMC” shall also mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.  “Transferee Parent” for this purpose means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by LMC of a Person or Persons (a “Transferred Person”) that hold equity securities of Starz beneficially owned by LMC, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are beneficially owned by any combination of LMC, Persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of LMC (or of any publicly traded class or series of voting securities of LMC designed to track the economic performance of a specified group of assets or businesses) or Persons who are Control Persons as of the date of such transaction or the last transaction in such series.  “Control Person” for this purpose means each of (a) the Chairman of the Board of LMC, (b) the President of LMC, (c) any Executive Vice President or Senior Vice President of LMC, (d) each of the directors of LMC and (e) the respective Affiliated Persons of the Persons referred to in clauses (a) through (d).

“Make Whole Amount” means, with respect to any Note at any Redemption Date, the greater of (A) 1.00% and (B) the excess, if any, of (1) an amount equal to the present value of (a) the redemption price of such Note at September 15, 2015 plus (b) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) to September 15, 2015 (other than interest accrued to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the aggregate principal amount of the Notes to be redeemed.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of:

(1)                                 brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2)                                 provisions for taxes payable as a result of such Asset Sale (after taking into ac count any available tax credits or deductions and any tax sharing arrangements);

(3)                                 amounts required to be paid to any Person (other than Starz or any Restricted Subsidiary and other than under a Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)                                 payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)                                 appropriate amounts to be provided by Starz or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by Starz or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)                                 as to which neither Starz nor any Restricted Subsidiary (a) provides credit sup port of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, and

(2)                                 no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Facilities and the Notes) of Starz or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes, the Exchange Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated as of September 6, 2012, relating to the initial issuance of Notes under this Indenture.

“Officer” means any of the following of Starz: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and sub stance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, opining on the matters required by Section 11.05 and delivered to the Trustee.

“Parent” means LMC.

“Permitted Business” means the businesses engaged in by Starz and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related there to or reasonable extensions thereof.

“Permitted Holders” means any one or more of (a) LMC, (b) John C. Malone, (c) each of the respective Affiliated Persons of the Person referred to in clause (b), and (d) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b) or (c).

“Permitted Indebtedness” has the meaning set forth in Section 4.06.

“Permitted Investment” means:

(1)                                  Investments by Starz or any Restricted Subsidiary in any Restricted Subsidiary;

(2)                                  Investments in Starz by any Restricted Subsidiary;

(3)                                  loans and advances to directors, employees and officers of Parent (prior to the consummation of an initial public offering of Starz’s Equity Interests) or Starz or any of the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent (prior to the consummation of an initial public offering of Starz’s Equity Interests) or Starz (after the consummation of an initial public offering of Starz’s Equity Interests) not in excess of $10.0 million at any one time outstanding;

(4)                                  cash and Cash Equivalents;

(5)                                  receivables owing to Starz or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Starz or any such Restricted Subsidiary deems reasonable under the circumstances;

(6)                                  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7)                                  Investments made by Starz or any Restricted Subsidiary as a result of consideration received in connection with a sale of assets made in compliance with Section 4.08;

(8)                                  lease, utility and other similar deposits in the ordinary course of business;

(9)                                  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Starz or any Restricted Subsidiary or in satisfaction of judgments;

(10)                            any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date;

(11)                            Investments, including in joint ventures, not to exceed $200.0 million in the aggregate outstanding at any time; and

(12)                            Investments made in any Person so long as at the time of, and after giving effect to, such Investment the Consolidated Leverage Test would be satisfied.

“Permitted Liens” means the following types of Liens:

(1)                                  Liens securing Indebtedness with an aggregate principal amount not exceeding the greater of (x) $1,500 million and (y) the amount of Indebtedness that may be incurred at such time such that the Secured Leverage Ratio would not exceed 3.0 to 1.0 at the time of its incurrence;

(2)                                  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Starz or a Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

(3)                                  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation (or pursuant to letters of credit issued in connection with such workers’ compensation compliance), unemployment insurance and other social security laws or regulations;

(5)                                  Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money);

(6)                                  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)                                  judgment Liens not giving rise to an Event of Default;

(8)                                  easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Starz or any Restricted Subsidiary;

(9)                                  Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

(10)                            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Starz or any Restricted Subsidiary, including rights of offset and setoff;

(11)                            bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Starz or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(12)                            leases or subleases granted to others that do not materially interfere with the ordinary course of business of Starz or any Restricted Subsidiary;

(13)                            Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(14)                            Liens securing the Notes and Liens securing any guarantees of the Notes;

(15)                            Liens existing on the Issue Date securing obligations outstanding on the Issue Date (other than Liens securing the Credit Facilities);

(16)                            Liens in favor of an Issuer or a Guarantor;

(17)                            Liens securing Purchase Money Indebtedness that do not exceed an aggregate principal amount of $150.0 million at any one time outstanding; provided that such Liens shall secure Capitalized Lease Obligations or be created within 90 days of the acquisition of such fixed or capital assets and shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18)                            Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Starz or a Restricted Subsidiary;

(19)                            deposits and other Liens securing credit card operations of Starz and its Subsidiaries, provided the amount secured does not exceed amounts owed by Starz and its Subsidiaries in connection with such credit card operations;

(20)                            Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17) and (18); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17) and (18) such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(21)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)                            Interests of vendors in inventory arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory;

(23)                            Liens of Starz or any Restricted Subsidiary with respect to obligations that do not exceed an aggregate principal amount of $225.0 million at any one time outstanding;

(24)                            Liens securing Hedging Obligations; and

(25)                            Liens granted in favor of guilds in the ordinary course of business that secure ob ligations relating to collective bargaining agreements that are not overdue by more than 30 days or are being contested in good faith.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Physical Notes” means certificated Notes in registered form in substantially the form set forth in Exhibit A and Exhibit B.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person other than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated September 6, 2012 among the Issuers, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuers, the Guarantors and the Persons purchasing such Additional Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of Starz or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of Starz or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by Starz or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan).  Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of Starz.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of Starz to Persons other than (x) Parent or any of its Subsidiaries or (y) any other Person who is, prior to such issuance and sale, an Affiliate of Starz; provided, however, that cash proceeds therefrom equal to not less than the redemption price of the Notes to be redeemed are received by Starz as a capital contribution prior to such redemption.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of Section 3.01.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of Starz or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of Starz or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)                                  the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Re financed Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)                                  the obligor of Refinancing Indebtedness does not include any Person (other than Starz or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

(3)                                  if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)                                  the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes; and

(5)                                  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Is sue Date, among the Issuers, Starz Entertainment and SunTrust Robinson Humphrey, Inc., as representative of the several initial purchasers.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Payment” means any of the following:

(1)                                  the declaration or payment of any dividend or any other distribution on Equity Interests of Starz or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of Starz or any Restricted Subsidiary, including, without limitation, any such payment in connection with any merger or consolidation involving Starz but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to Starz or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)                                  the redemption of any Equity Interests of Starz or any Restricted Subsidiary, or any equity holder of Starz, including, without limitation, any payment in exchange for such Equity Interests in connection with any merger or consolidation involving Starz but excluding any such Equity Interests held by Starz or any Restricted Subsidiary; or

(3)                                  any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of Starz other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Leverage Ratio” means at any date the Consolidated Leverage Ratio at such date, except that in calculating Consolidated Total Debt for such purpose the following shall be excluded: (a) any Indebtedness that is not secured by a Lien on assets of Starz or any Restricted Subsidiary and (b) the Notes.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation SX promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Standard & Poor’s” means Standard & Poor’s Ratings Services and any successor to its ratings agency business.

“Starz” means Starz, LLC and its successors and assigns.

“Starz Entertainment” means Starz Entertainment, LLC and its successors and assigns.

“Starz Finance” means Starz Finance Corp. and its successors and assigns.

“Stock Compensation Plans” means compensation plans in connection with which Starz and its Subsidiaries make payments to Parent and its Affiliates in consideration for securities of Parent issued to employees of Starz and its Subsidiaries.

“Subordinated Indebtedness” means Indebtedness of Starz or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees.

“Subsidiary” means, with respect to any Person:

(1)                                  any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or Controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)                                  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of Starz.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Starz or any of its Subsidiaries shall be a Swap Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend set forth in Section 2.16(e) hereto.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Re serve Statistical Release H.15(519) which has become publicly available at least three Business Days prior to the Redemption Date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Redemption Date to September 15, 2015; provided, however, that if such period is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the Redemption Date to September 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Subsidiary” means (1) initially, SEG Investments, Inc., Aries Pictures LLC, Chalk Line Productions, LLC, Film Roman, LLC, Namor Productions, LLC, Starz Media Group, LLC, Starz Independent, LLC and Starz Canada Holdco, LLC, (2) any Subsidiary that after the Issue Date shall be designated an Unrestricted Subsidiary by the Board of Directors of Starz in accordance with Section 4.13 and (3) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by Starz or through one or more Wholly-Owned Restricted Subsidiaries.

SECTION 1.02.                                         Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Affiliate Transaction”	4.	09
“Agent Members”	2.	02(c)
“Change of Control Offer”	4.	20
“Change of Control Purchase Price”	4.	20
“Covenant Defeasance”	9.	03
“Designation”	4.	13
“Event of Default”	6.	01
“Excess Proceeds”	4.	08
“Exchange Global Notes”	2.	02(b)
“Global Notes”	2.	02(b)
“IAI Global Note”	2.	02(b)
“IAI Notes”	2.	02(b)
“Legal Defeasance”	9.	02
“Net Proceeds Offer”	4.	08
“Net Proceeds Deficiency”	4.	08
“Note guarantee”	10.	01
“Offered Price”	4.	08
“Parity Indebtedness Price”	4.	08
“Paying Agent”	2.	04
“Payment Amount”	4.	08
“Permanent Regulation S Global Note”	2.	02(b)
“Permitted Indebtedness”	4.	06
“Redesignation”	4.	13
“Registrar”	2.	04
“Regulation S Global Note”	2.	02(b)
“Regulation S Notes”	2.	02(b)
“Rule 144A Global Note”	2.	02(b)
“Rule 144A Notes”	2.	02(b)
“Successor”	5.	01
“Tax Group”	4.	09
“Temporary Regulation S Global Note”	2.	02(b)
“Terminated Covenants”	4.	21

SECTION 1.03.                                   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security-holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuers, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.04.                                   Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)                                 “or” is not exclusive;

(3)                                 words in the singular include the plural, and in the plural include the singular;

(4)                                 words used herein implying any gender shall apply to both genders;

(5)                                 “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

(6)                                 unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of Starz; and

(7)                                 “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

ARTICLE TWO

THE NOTES

SECTION 2.01.                                   Amount of Notes.

Upon written order of the Issuers, the Trustee shall authenticate (i) Notes for original is sue on the Issue Date in the aggregate principal amount not to exceed $500,000,000 and (ii) subject to Section 4.06, unless terminated pursuant to Section 4.21, and Section 4.10, Additional Notes in an unlimited principal amount, upon a written order of the Issuers in the form of an Officer’s Certificate. The Officer’s Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder.

Upon receipt of a written order of the Issuers in the form of an Officer’s Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuers.  Any Additional Notes and the Exchange Notes shall be part of the same issue as the Notes being issued on the date hereof and will vote on all matters as one class with the Notes being issued on the date hereof, including, without limitation, waivers, amendments, redemptions and offers to purchase. For the purposes of this Indenture, except for Section 4.06, references to the Notes include Additional Notes and Exchange Notes, if any.

SECTION 2.02.                                   Form and Dating; Book Entry Provisions.

(a)                                 The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which either Issuer is subject.  Each Note shall be dated the date of its authentication.

(b)                                 (i) The Notes will be offered and sold by the Issuers pursuant to a Purchase Agreement.  The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act.  Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Notes initially re sold pursuant to Rule 144A shall be issued in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons (collectively, the “Rule 144A Global Note”); and Notes initially resold to IAIs (the “IAI Notes”) shall be issued in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons (collectively, the “IAI Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit C hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture.  Except as set forth in this

Section 2.02(b), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a permanent global security (the “Permanent Regulation S Global Note” and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note or an IAI Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by Non-U.S. Persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

(ii)                                  Beneficial interests in Temporary Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iii)                               Beneficial interests in Temporary Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the Trustee a written certificate (in a form reasonably satisfactory to the Trustee) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred to an “accredited investor” within the meaning of 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of US$250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iv)                              Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

(v)                                 Exchange Notes exchanged for interests in the Rule 144A Notes, the Regulation S Notes, and the IAI Notes will be issued in the form of a permanent global Note, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Registrar as hereinafter provided, including the appropriate legend set forth in Section 2.16(e) (the “Exchange Global Note”). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Registrar as custodian for DTC, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.

(vi)                              The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note, the Permanent Regulation S Global Note and the Exchange Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(c)                                  Book-Entry Provisions. This Section 2.02(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

(i)                                     The Issuers shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

(ii)                                  Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)                                 Definitive Notes.  Except as provided in this Section 2.02 or Sections 2.16 or 2.17, owners of beneficial interests in Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)                                  The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

(f)                                   The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.                                   Execution and Authentication.

An officer of each Issuer (who shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000.

SECTION 2.04.                                   Registrar and Paying Agent.

The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuers, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. If and for so long as the Trustee is not the Registrar, the Trustee shall have the right to inspect the register of the Notes during regular business hours. The Issuers may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.  Either of the Issuers or any Affiliate thereof may act as Paying Agent.

The Issuers shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuers shall notify the Trustee of the name and address of any such Agent.  If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.  Either of the Issuers or any wholly owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuers initially appoint the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05.                                   Paying Agent To Hold Money in Trust.

On or prior to each due date of the principal or interest on any Notes, the Issuers shall de posit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes or the Guarantors), and the Issuers and the Paying Agent shall notify the Trustee in writing of any default by the Issuers (or any other obligor on the Notes) in making any such payment.  If either of the Issuers or a Subsidiary of an Issuer serves as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.                                   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most re cent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers, and shall otherwise comply with TIA Section 312(a).

SECTION 2.07.                                   Transfer and Exchange.

Subject to Sections 2.02(b), 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder thereof to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of this Indenture are met.  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.  To permit registrations of transfers and exchanges, the Issuers shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuers may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.20 or 8.05 (in which events the Issuers shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of any Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuers’ compliance with or have any responsibility with respect to the Issuers’ compliance with any Federal or state securities laws.

SECTION 2.08.                                   Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if such Holder furnishes to the Issuers and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met.  If required by the Trustee or the Issuers, an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuers and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing such Note (including, without limitation, attorneys’ fees and disbursements) in replacing such Note.  Every replacement Note shall constitute a contractual obligation of the Issuers.

SECTION 2.09.                                   Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in

Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding.  Subject to Section 2.10, a Note does not cease to be outstanding because either of the Issuers or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuers.

If the Paying Agent holds in trust, in its capacity as such, on any Redemption Date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.                                   Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by either of the Issuers or any Affiliate of either of the Issuers shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not an Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.                                   Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. With out unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.                                   Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record retention requirements of the Exchange Act) destroy cancelled Notes. The Trustee shall deliver a certificate of such destruction to the Issuers. The Issuers may not reissue or resell, or issue new Notes to replace, Notes that the Issuers have redeemed or paid, or that have been delivered to the Trustee for cancellation, other than in accordance with the express provisions of this Indenture.

SECTION 2.13.                                   Defaulted Interest.

If the Issuers default on a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of such Notes on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Issuers shall promptly mail to each Holder of such Notes a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.                                   CUSIP Number.

The Issuers in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify, and in any event within 10 Business Days, the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuers in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.

SECTION 2.15.                                   Deposit of Moneys.

Subject to the following paragraph, prior to 12:00 p.m., New York City time, on each Interest Payment Date and maturity date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be.  The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

If a Holder has given wire transfer instructions to the Issuers at least ten Business Days prior to the applicable Interest Payment Date, the Issuers (through the Paying Agent) will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions.  Otherwise, payments on the Notes will be made at the office or agency of the Payment Agent for the Notes within the City and State of New York unless the Issuers (with notice to the Paying Agent) elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

SECTION 2.16.                                   Special Transfer Provisions.

(a)                                 Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(x)                                 to register the transfer of such Definitive Notes; or

(y)                                 to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)                                  if such Definitive Notes are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.16(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)                               if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)                               if such Definitive Notes are being transferred to the Issuers, a certification to that effect; or

(C)                               if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act:  (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.16(e)(i).

(b)                                 Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)                                     certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Per son who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii)                                  written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled.  If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officer’s Certificate, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Notes.

(i)                                     The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)                                  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)                               Notwithstanding any other provisions of Article Two (other than the provisions set forth in Section 2.17), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)                              In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.17, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.16 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

(d)                                 Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to Issuers, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)                                  Legend.

(i)                                     Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANS ACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECU RITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED IN STITUTIONAL BUYER (AS DEFINED IN

RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVES TOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF US$250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLA TION OF THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO EXEMPTION FROM REGISTRATION UN DER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATE MENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANS ACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SE CURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE AC COUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULA TION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RE STRICTIONS.

(ii)                                  Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer

Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii)                               After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the restricted securities legend as set forth in Exhibit C hereto, on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(iv)                              Upon the consummation of an Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the restricted securities legend as set forth in Exhibit C hereto, shall be available to Holders that exchange such Initial Notes in such Exchange Offer.

(f)                                   Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)                                  No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.17.                                   Certificated Notes.

(a)                                 A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.16 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuers within 90 days of such notice, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Notes in definitive form, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Per son that such Global Note Holder and the Depository identify as being the beneficial owner of the related Notes, or (iii) an Event of Default has occurred and is continuing.

(b)                                 Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.17 shall be surrendered by the Depository to the Trustee located at its corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.17 shall be executed, authenticated and delivered only in denominations of US$2,000 principal amount or any integral multiple of US$1,000 in excess thereof and registered in such names as the Depository shall direct.  Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise pro vided by Section 2.16(e) hereof, bear the applicable restricted securities legend and definitive note legend set forth in Exhibit C hereto.

(c)                                  Subject to the provisions of Section 2.17(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)                                 In the event of the occurrence of one of the events specified in Section 2.17(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.  In the event that the Definitive Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such certificated Note, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Article 6 of this Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such certificated Notes had been issued.

(e)                                  By its acceptance of any Note bearing any Legend in Section 2.16(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such Legend in Section 2.16(e) and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.02 or this Section 2.17. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.                                   Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  Additional Interest will be payable with respect to the Notes in certain circumstances if the Issuers do not consummate the Exchange Offer (or shelf registration, if applicable) as provided in the Registration Rights Agreement.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                   Election To Redeem; Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to paragraph 6 of such Notes, at least 40 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02.                                   Selection by Trustee of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed pursuant to a redemption made pursuant to paragraph 6 of such Notes, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.  If a partial redemption is made pursuant clause (c) of paragraph 6 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited. The Trustee shall promptly notify the Issuers of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.  The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000.  For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuers may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03.                                   Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuers shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture. If the Issuers mail such notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:

(1)                                 the Redemption Date;

(2)                                 the redemption price and the amount of premium (or the manner of calculation the redemption price and/or premium) and accrued interest to be paid;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)                                 the provision of paragraph 6 of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 the aggregate principal amount of Notes that are being redeemed.

At the Issuers’ written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption prepared by the Issuers, in the Issuers’ name and at the Issuers’ sole expense.  In such event, the Issuers shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04.                                   Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.                                   Deposit of Redemption Price.

On or prior to 12:00 p.m., New York City time, on each Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation. Promptly after the calculation of the redemption price, the Issuers will give the Trustee and any Paying Agent written notice thereof.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date.  If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06.                                   Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.                                   Mandatory Redemption.

The Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                   Payment of Notes.

The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.                                   Reports to Holders.

(a)                                 Whether or not required by the SEC, so long as any Notes are outstanding, Starz shall furnish to the Holders of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system):

(1)                                 within 60 days of the end of any fiscal quarter (other than any fiscal quarter end that coincides with the end of a fiscal year), all quarterly and, within 120 days of the end of any fiscal year, annual financial statements (including footnote disclosure) that would be required to be contained in a filing with the SEC on Forms 10Q and 10K, as applicable, if Starz were required to file these Forms (other than separate financial statements of any subsidiary of Starz that would be due solely to the fact that such Subsidiary’s securities secure the Notes as required by Rule 316 of Regulation SX under the Securities Act (or any successor regulation)), and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Starz’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8K if Starz were required to file these reports to the extent such reports relate to the occurrence of any event which would require an 8K to be filed pursuant to the following Items set forth in the instruction to Form 8K: (i) Item 1.03 Bankruptcy or Receivership, (ii) Item 2.01 Completion of Acquisition or Disposition (other than with respect to acquisitions and dispositions not exceeding $25.0 million), (iii) Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement (other than with respect to lease obligations incurred in the ordinary course of business and not in excess of $25.0 million), (iv Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement, (v) Item 2.06 Material Impairment, (vi) Item 4.01 Change in Certifying Account ant, (vii) Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review, (viii) Item 5.01 Change in Control and (ix) Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers;

provided, however, that (A) reports provided pursuant to clauses (1) and (2) shall not be required to comply with (i) Sections 302 (Corporate Responsibility for Financial Reports), 906 (Corporate Responsibility for Financial Reports) and 404 (Management Assessment of Internal Controls) of the Sarbanes-Oxley Act of 2002, and Items 307 (Disclosure Controls and Procedures), 308

(Internal Control Over Financial Re porting) and 402 (Executive Compensation) of Regulation SK; or (ii) Regulation G under the Exchange Act or Item 10(e) of Regulation SK with respect to any non-U.S. GAAP financial measures contained therein and (B) reports and information provided pursuant to clauses (1) and (2) shall not be required to be accompanied by any exhibits consisting of commercial agreements (not including notes or other debt instruments) with customers and suppliers.

Starz shall deliver with each report referred to in clause (1) above, a schedule eliminating Unrestricted Subsidiaries and reconciling the same to the financial statements in such report.

Starz shall maintain a website to which all of the reports and press releases required by this “Reports” covenant are posted or shall file such information with the SEC.

The requirements of this Section 4.02(a) shall be deemed satisfied prior to the commencement, if required, of the exchange offer contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, if such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in this Section 4.02(a).

(b)                                 The Issuers and the Guarantors have agreed that, for so long as any Notes remain outstanding, Starz shall furnish to the Holders and upon their request, to prospective investors and securities analysts, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                                  In the event that a direct or indirect parent has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically with the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), the reports described herein with respect to such parent (including any consolidating financial information required by Regulation SX relating to Starz and the Restricted Subsidiaries that explains in reasonable detail the differences between the information relating to such parent on the one hand, and the information relating to Starz and the Restricted Subsidiaries on a standalone basis on the other hand), Starz shall be deemed to be in compliance with the provisions of this covenant.

SECTION 4.03.                                   Waiver of Stay, Extension or Usury Laws.

Each of the Issuers and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuers and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuers and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04.                                   Compliance Certificate; Notice of Default.

(a)                                 Starz shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuers and their Subsidiaries during such fiscal year has been made under the supervision of the signing Officer with a view to deter mining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuers and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default occurred during such period (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers and the Guarantors are taking or propose to take with respect thereto.

(b)                                 Starz and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officer’s Certificate specifying such Default and what action the Issuers and the Guarantors are taking or propose to take with respect thereto.

(c)                                  The Issuers fiscal year currently ends on December 31.  The Issuers shall provide written notice to the Trustee of any change in their fiscal year.

SECTION 4.05.                                   Payment of Obligations.

Starz shall, and shall cause each of its Restricted Subsidiaries to, pay its material obligations, including material tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Starz or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest is not adverse in any material respect to the Holders.

SECTION 4.06.                                   Limitations on Incurrence of Indebtedness.

Starz will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in cur any Indebtedness; provided that Starz or any Restricted Subsidiary may incur additional Indebtedness, in each case, if, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness.”

(1)                                 Indebtedness of the Issuers and any Guarantor under Credit Facilities (other than Indebtedness referred to in clause (2)) in an aggregate principal amount at any time outstanding not to exceed $1,500.0 million;

(2)                                 the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and related guarantees thereof to be issued in exchange for Notes and the Note Guarantees pursuant to the Registration Rights Agreement (but excluding any Additional Notes);

(3)                                 Indebtedness of Starz and the Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the intended use of proceeds of the Notes (other than Indebtedness referred to in clause (1), (2) or (4));

(4)                                 (x) Indebtedness of Starz or any Restricted Subsidiary owed to any other Restricted Subsidiary or Starz and (y) guarantees by any Restricted Subsidiary or Starz of any Indebtedness of Starz or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than Starz or a Restricted Subsidiary, as applicable, Starz or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (4);

(5)                                 Indebtedness in respect of bid, performance or surety bonds issued for the account of Starz or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of Starz or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(6)                                 Purchase Money Indebtedness incurred by Starz or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed at any time outstanding $150.0 million;

(7)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(8)                                 Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(9)                                 Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or this clause (9);

(10)                          indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of Starz or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of Starz or any Restricted Subsidiary shall not be permitted under this clause (10) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations out standing under this clause (10) shall at no time exceed the gross proceeds actually received by Starz and the Restricted Subsidiaries in connection with such disposition; and

(11)                          Indebtedness of Starz or any Restricted Subsidiary in an aggregate principal amount not to exceed $225.0 million at any time outstanding.

For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, Starz shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described and may later reclassify any item of Indebtedness described in clauses (1) through (11) above (provided that at the time of reclassification it meets the criteria in such category or categories), except that Indebtedness outstanding or committed under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above. In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.06, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

SECTION 4.07.                                   Limitations on Restricted Payments.

Starz will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment:

(1)                                 no Default shall have occurred and be continuing or shall occur as a consequence thereof; and

(2)                                 after giving effect to such Restricted Payment and the application of proceeds therefrom the Consolidated Leverage Ratio would not be greater than 4.0 to 1.00.

The foregoing provisions will not prohibit:

(1)                                 the payment by Starz or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(2)                                 the redemption of any Equity Interests of Starz or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests and the payment by Starz of dividends in the form of Qualified Equity Interests;

(3)                                 (x) prior to the consummation of an initial public offering of Starz’s Equity Interests, payments to Parent to permit Parent, and which are used by Parent to redeem Equity Interests of Parent, and (y) after the consummation of an initial public offering of Starz’s Equity Interests, the redemption by Starz of Equity Interests of Starz, in each case, held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $25.0 million during any twelve consecutive months;

(4)                                 payments permitted pursuant to clause (3) of Section 4.09;

(5)                                 repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

(6)                                 Restricted Payments by Starz and Restricted Subsidiaries pursuant to and in accordance with stock option plans or other benefit plans for directors, management, employees or consultants of Starz and its Subsidiaries;

(7)                                 payment by Starz to Parent of a dividend in an amount not to exceed $1,400 mil lion to fund the dividend in connection with the reorganization as described in the Offering Memorandum provided that such Restricted Payments pursuant to this clause (7) shall be distributed no later than December 31, 2013; and

(8)                                 other Restricted Payments in an aggregate amount from and after the Issue Date not to exceed $50.0 million;

provided that in the case of any Restricted Payment pursuant to clause (7) or (8) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

For purposes of this covenant, if a particular Restricted Payment involves a noncash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the noncash portion of such Restricted Payment.

SECTION 4.08.                                   Limitations on Asset Sales.

Starz will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless at the time of such transaction (or, if earlier, the date of the commitment to enter into such transaction) and after giving effect thereto and to the use of proceeds thereof, (a) no Default shall have occurred and be continuing, and (b) the Consolidated Leverage Test would be satisfied.

If Starz or any Restricted Subsidiary engages in an Asset Sale, Starz or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)                                 satisfy all mandatory repayment obligations under the Credit Facilities arising by reason of such Asset Sale and, in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

(2)                                 repay any Indebtedness which was secured by the assets sold in such Asset Sale or any Indebtedness to which the Notes and the Note Guarantees are structurally subordinated;

(3)                                 repay other pari passu Indebtedness (provided, that in the case of this clause (3), Starz shall also equally and ratably reduce Indebtedness under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale) to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest the pro rata principal amount of Notes); or

(4)                                 (A) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by Starz or any Restricted Subsidiary in the Permitted Business, (B) acquire Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.” To the extent Net Available Proceeds are received by a Foreign Subsidiary and the Issuers determine that the application of such Net Available Proceeds in compliance with this paragraph would result in material adverse tax consequences to Starz or any of its Subsidiaries, such Net Available Proceeds shall not be subject to the requirements of this paragraph and shall not be included in Excess Proceeds.

When the aggregate amount of Excess Proceeds equals or exceeds $50.0 million, the Issuers will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any other Indebtedness that ranks pari passu with the Notes of the Issuers and the Guarantors the provisions of which require the Issuers to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such other Indebtedness that ranks pari passu with the Notes equal to the amount of such Excess Proceeds as follows:

(1)                                 the Issuers will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in this Indenture, and (b) redeem (or make an offer to do so) any such other Indebtedness that ranks pari passu with the Notes, pro rata in pro portion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and other Indebtedness that may be re deemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)                                 the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture, and the redemption price for such other Indebtedness that ranks pari passu with the Notes (the “Parity Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3)                                 if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4)                                 upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Parity Indebtedness Price paid to the holders of such other Indebtedness that ranks pari passu with the Notes is less than the Payment Amount relating thereto (such short fall constituting a “Net Proceeds Deficiency”), the Issuers may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

In the event of the transfer of substantially all (but not all) of the assets of Starz and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01, the successor shall be deemed to have sold for cash at Fair Market Value the assets of Starz and the Restricted Subsidiaries not so transferred for purposes of this covenant, and the successor shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuers will comply with applicable tender offer rules, including the requirements of Rule 14e1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.08, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of this compliance.

SECTION 4.09.                                   Limitations on Transactions with Affiliates.

Starz will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless such Affiliate Transaction is on terms that are no less favorable to Starz or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by Starz or that Restricted Subsidiary from a Person that is not an Affiliate of Starz or that Restricted Subsidiary.

The foregoing restrictions shall not apply to:

(1)                                 transactions between or among Starz and its Wholly-Owned Restricted Subsidiaries not involving any other Affiliate;

(2)                                 reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and Stock Compensation Plans) and indemnification arrangements and payments to Affiliates in consideration for securities issued in connection therewith;

(3)                                 for any taxable period for which Starz and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes of which a direct or indirect parent of Starz is the common parent (a “Tax Group”), the portion of any U.S. federal, state, local or foreign income taxes (as applicable) of such Tax Group for such taxable period that are attributable to the income of Starz and/or its Subsidiaries;

(4)                                 loans and advances described in clause (3) of the definition of “Permitted In vestments” and Permitted Investments in the form of loans and advances by Starz Entertainment to Starz Media Group, LLC, Anchor Bay Entertainment, LLC, Film Roman, LLC and Starz Independent, LLC, and its subsidiaries;

(5)                                 Restricted Payments which are made in accordance with Section 4.07;

(6)                                 (x) any agreement in effect on the Issue Date and disclosed in the Offering Memorandum, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or Starz in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

(7)                                 any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because Starz or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of Starz or any of its Subsidiaries other than Starz or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(8)                                 ordinary overhead arrangements in which Starz or any of its Subsidiaries participate; and

(9)                                 (a) any transaction with an Affiliate where the only consideration paid by Starz or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests.

SECTION 4.10.                                   Limitations on Liens.

Starz will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than a Permitted Lien) on any as set (including Equity Interests of a Restricted Subsidiary owned by Starz or any Restricted Subsidiary) or property of Starz or such Restricted Subsidiary securing Indebtedness unless:

(1)                                 in the case of Liens securing Subordinated Indebtedness, the Notes and Note Guarantees issued by the Persons granting such Liens, if any, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)                                 in the case of Liens securing any other Indebtedness, the Notes and the Note Guarantees issued by the Persons granting such Liens, if any, are equally and ratably secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the Liens described in clauses (1) and (2) above that resulted in the creation of such Lien for the benefit of the Holders.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this covenant.

SECTION 4.11.                                   Additional Note Guarantees.

If, after the Issue Date, (a) any Restricted Subsidiary guarantees any Indebtedness under the Credit Agreement or any supplement, amendment or restatement thereof, or (b) Starz otherwise elects to have any Subsidiary become a Guarantor, then, in each such case, Starz shall cause such Subsidiary to:

(1)                                 execute and deliver to the Trustee (a) a supplemental indenture in form and sub stance satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)                                 deliver to the Trustee one or more opinions of counsel that such supplemental in denture (a) has been duly authorized, executed and delivered by such Subsidiary and (b) constitutes a valid and legally binding obligation of such Subsidiary in accordance with its terms (subject to customary qualifications).

SECTION 4.12.                                   Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

Starz will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)                                 pay dividends or make any other distributions on or in respect of its Equity Interests held by Starz or any other Restricted Subsidiary;

(b)                                 make loans or advances or pay any Indebtedness owed to Starz or any other Restricted Subsidiary; or

(c)                                  transfer any of its assets to Starz or any other Restricted Subsidiary;

except for:

(1)                                 encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2)                                 encumbrances or restrictions existing under this Indenture, the Notes, the Note Guarantees and the Exchange Notes (and any guarantees thereof);

(3)                                 non-assignment provisions of any contract or any lease;

(4)                                 encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement) as in effect on that date;

(5)                                 restrictions relating to any Lien permitted under this Indenture imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

(6)                                 restrictions imposed under any agreement to sell assets permitted under this In denture to any Person pending the closing of such sale;

(7)                                 any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired and restrictions under any agreement of any Person that becomes a Restricted Subsidiary provided that such restrictions are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

(8)                                 any agreement governing Indebtedness entered into after the Issue Date in accordance with Section 4.06;

(9)                                 customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture, corporation or similar Person or assets of such entities;

(10)                          Purchase Money Indebtedness incurred in compliance with Section 4.06 that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)                          restrictions on cash or other deposits or net worth imposed by suppliers or land lords under contracts entered into in the ordinary course of business; and

(12)                          any encumbrances or restrictions imposed by any amendments, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, replacements or refinancings are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment, replacement or refinancing.

SECTION 4.13.                                   Limitations on Designation of Unrestricted Subsidiaries.

Starz may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of Starz as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)                                 no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation; and

(2)                                 at the time of and immediately after giving effect to such Designation, the Consolidated Leverage Test would be satisfied.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt and other obligations arising by operation of law, including joint and several liability for taxes, ERISA obligations and similar items, except, in each case, pursuant to Investments which are made in accordance with Section 4.07;

(2)                                 is not party to any agreement, contract, arrangement or understanding with Starz or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or under standing comply with Section 4.09;

(3)                                 is a Person with respect to which neither Starz nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results, except, in each case, pursuant to Investments which are made in accordance with Section 4.07; and

(4)                                 is not a Subsidiary of Starz or its other Subsidiaries (other than another Unrestricted Subsidiary) where Starz or such other Subsidiary is a general partner of any such Subsidiary.

Notwithstanding the foregoing, Starz Finance may not be designated as an Unrestricted Subsidiary.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this In denture on the date that is 30 days after Starz or any Restricted Subsidiary has obtained knowledge of such failure (unless such failure has been cured by such date), and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 4.06 or the Lien is not permit ted under Section 4.10, Starz shall be in default of the applicable covenant.

Starz may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)                                 no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)                                 all Liens, Indebtedness and Investments of such Unrestricted Subsidiary out standing immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of Starz and an Officer’s Certificate certifying compliance with the foregoing provisions delivered to the Trustee.

SECTION 4.14.                                   Limitations on Sale and Leaseback Transactions.

Starz will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction other than the sale and leaseback of Starz’s corporate office building and related building improvements; provided that Starz or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)                                 no Default shall have occurred or be continuing;

(2)                                 (a) the lease in such Sale and Leaseback Transaction is a capital lease and Starz or such Restricted Subsidiary could have incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.06 or (b) the lease in the Sale and Leaseback Trans action is not a capital lease and the aggregate proceeds from such arrangements since the Issue Date do not exceed $100.0 million; and

(3)                                 the transfer of assets in such Sale and Leaseback Transaction is not prohibited by Section 4.08.

SECTION 4.15.                                   Conduct of Business.

Starz will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

SECTION 4.16.                                   Maintenance of Properties; Insurance.

Starz shall, and shall cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies or in accordance with self insurance practices, insurance in such amounts and against such risks as are customarily maintained by companies of similar size engaged in the same or similar businesses operating in the same or similar locations.

SECTION 4.17.                                   Compliance with Laws.

Starz shall, and shall cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so would not be adverse in any material respect to the Holders.

SECTION 4.18.                                   Existence.

Starz shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the fore going shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.01, and Starz shall not be required to preserve any such right, franchise, permit, license or legal existence with respect to itself or any Restricted Subsidiary if Starz shall determine in good faith the preservation thereof is no longer desirable in the conduct of the business of Starz and its Restricted Subsidiaries.

SECTION 4.19.                                   Payments for Consent.

Starz will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20.                                   Change of Control Offer.

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuers purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase.

Within 30 days following any Change of Control, Starz will mail, or caused to be mailed, to the Holders a notice:

(1)                                 describing the transaction or transactions that constitute the Change of Control;

(2)                                 offering to purchase, pursuant to the procedures required by this Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3)                                 describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

Starz will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

The Issuers’ obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The Issuers will comply with applicable tender offer rules, including the requirements of Rule 14el under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions under this Section 4.20, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.20 by virtue of this compliance.

SECTION 4.21.                                   Fall-Away Event.

If on any date following the Issue Date (i) the Notes have investment grade ratings from both Moody’s and Standard & Poor’s, and Starz has delivered written notice of such investment grade ratings to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the ratings of the Notes or the occurrence of any Default, the provisions in the following sections shall no longer be applicable to the Notes (collectively, the “Terminated Covenants”):  Sections 4.06, 4.07, 4.08, 4.09, 4.12, clause (2) of Section 4.14, Section 4.20 and clause (3) of Section 5.01.

No Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture or the Notes with respect to the Terminated Covenants based on, and none of Starz or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Notes attain such investment grade ratings, regardless of whether such actions or event would have been permitted if the applicable Terminated Covenants remained in effect.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.                                   Limitations on Mergers, Consolidations, etc.

Starz will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Starz or Starz and the Restricted Subsidiaries (taken as a whole), (b) permit Starz Finance to consolidate or merge with or into another Person or (c) adopt a Plan of Liquidation unless, in either case:

(1)                                 either:

(a)                                 such Issuer will be the surviving or continuing Person; or

(b)                                 the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia and the Successor (if not Starz) expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Issuer under the Notes, the Indenture and the Registration Rights Agreement; provided that, for so long as Starz or any Successor is a limited liability company or partnership, there must be a co-issuer of the Notes that is a Wholly-Owned Restricted Subsidiary of Starz and that is a corporation organized and existing under the laws of the United States, any State there of or the District of Columbia;

(2)                                 immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(3)                                 immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Leverage Test would be satisfied.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuers immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in Section 10.04, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1)                                 either:

(a)                                 such Guarantor will be the surviving or continuing Person; or

(b)                                 the Person formed by or surviving any such consolidation or merger is an Issuer or another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement; and

(2)                                 immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the proper ties and assets of Starz, will be deemed to be the transfer of all or substantially all of the properties and assets of Starz.

Upon any consolidation, combination or merger of an Issuer or a Guarantor, or any transfer of all or substantially all of the assets of an Issuer or Guarantor in accordance with the foregoing, in which such Issuer or such Guarantor is not a continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which such Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under this Indenture, the Registration Rights Agreement, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as such Issuer or such Guarantor and, except in the case of a lease, such Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of such Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to Starz or another Restricted Subsidiary; provided if such Restricted Subsidiary is a Guarantor, that the surviving entity remains or becomes a Guarantor.

SECTION 5.02.                                   Successor Person Substituted.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of an Issuer or any Restricted Subsidiary in accordance with Section 5.01, the successor entity formed by such consolidation or into which an Issuer or a Restricted Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Restricted Subsidiary under this Indenture with the same effect as if such successor entity had been named as such Issuer or such Restricted Subsidiary herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01.                                   Events of Default.

Each of the following will constitute an “Event of Default”:

(1)                                 failure by the Issuers to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)                                 failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)                                 failure by the Issuers to comply with Section 5.01 or in respect of its obligations to make a Change of Control Offer;

(4)                                 failure by the Issuers to comply with any other agreement or covenant in this Indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuers by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5)                                 default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of Starz or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)                                 is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

(b)                                 results in the acceleration of such Indebtedness prior to its express final maturity, or

(c)                                  results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $50.0 million or more (and provided that for purposes of this clause (5) only, “Indebtedness” shall include any Hedging Obligations with the “principal amount” of any Hedging Obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Starz or such Restricted Subsidiary would be required to pay if the agreement with respect to such Hedging Obligations terminated at such time);

(6)                                 one or more judgments or orders that exceed $50.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against Starz or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)                                 Starz, Starz Finance or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)                                 commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)                                 makes a general assignment for the benefit of its creditors;

(8)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against Starz, Starz Finance or any Significant Subsidiary as debtor in an involuntary case,

(b)                                 appoints a Custodian of Starz, Starz Finance or any Significant Subsidiary or a Custodian for all or substantially all of the assets of Starz, Starz Finance or any Significant Subsidiary, or

(c)                                  orders the liquidation of Starz, Starz Finance or any Significant Subsidiary.

and the order or decree remains unstayed and in effect for 60 days;

(9)                                 any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture).

SECTION 6.02.                                   Acceleration.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to any Issuer or any Guarantor) shall have occurred and be continuing hereunder, the Trustee, by written notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuers and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, in accordance with the terms of this Indenture, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture. If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to any

Issuer or any Guarantor occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.03.                                  Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.  Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuers.

SECTION 6.04.                                   Waiver of Past Defaults and Events of Default.

Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.                                   Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.                                   Limitation on Suits.

No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

(1)                                 has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)                                 has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)                                 has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

SECTION 6.07.                                   No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of either Issuer or any Guarantor shall have any liability for any obligations of any Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 6.08.                                   Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.                                   Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.

SECTION 6.10.                                   Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.11.                                   Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST:                                            to the Trustee for amounts due under Section 7.07;

SECOND:                             to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD:                                       to the Issuers or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuers a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.12.                                   Undertaking for Costs.

In any suit for the enforcement of any right or remedy hereunder or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                   Duties of Trustee.

(a)                                 If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform on their face to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof; and

(4)                                 no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e)                                  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers or any Guarantor.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provision of the TIA.

SECTION 7.02.                                   Rights of Trustee.

Subject to Section 7.01:

(1)                                 The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)                                 The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(5)                                 The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)                                 The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to clause (1) or (2) of Section 6.01 or (ii) any Event of Default of which the Trustee shall have received written notification or otherwise obtained actual knowledge.  In the absence of such notice, the Trustee may conclusively assume there is no Default except as aforesaid.

(7)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers, unless it shall have been offered reasonable security or indemnity satisfactory to it against the cost, expenses and liabilities which may be incurred by it in connection with such exercise of its rights or powers.

(8)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney at the sole cost of the investigation. Except with respect to Sections 4.01, 4.02 (subject to paragraph 12 below) and 4.04, the Trustee shall have no duty to inquire as to the performance of the Issuers’ and the Guarantors’ covenants set forth herein.

(9)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(10)                          The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.

(11)                          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(12)                          Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as which the Trustee is entitled to rely exclusively on the Officer’s Certificate).

SECTION 7.03.                                   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Issuers or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04.                                   Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuers’ or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Issuers or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for the use or application of money received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for any statement in the Notes, Note Guarantee, this Indenture or any other document in connection with the sale of the Notes other than its certificate of authentication.

SECTION 7.05.                                   Notice of Defaults.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is not opposed to the interest of the Holders.

SECTION 7.06.                                   Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after May 15th of any year, commencing May 15, 2013, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1)                                 to all Holders, as the names and addresses of such Holders appear on the Registrar’s books; and

(2)                                 to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee, and in any event within 10 Business Days, when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.                                   Compensation and Indemnity.

The Issuers and the Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed to from time to time by the Trustee and the Issuers. The Issuers and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuers and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity.  However, the failure by the Trustee or Agent to so notify the Issuers and the Guarantors shall not relieve the Issuers and Guarantors of their obligations hereunder except to the extent the Issuers and the Guarantors are prejudiced thereby.

Notwithstanding the foregoing, the Issuers and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence, bad faith or willful misconduct. To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuers and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08.                                   Replacement of Trustee.

The Trustee may resign by so notifying the Issuers and the Guarantors in writing.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuers and the removed Trustee in writing and may appoint a successor Trustee with the Issuers’ written consent, which consent shall not be unreasonably withheld. The Issuers may remove the Trustee at its election if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                   Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.                                   Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).

SECTION 7.11.                                   Preferential Collection of Claims Against Issuers.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311 (b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12.                                   Paying Agents.

The Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A)                               that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuers or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;

(B)                               that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C)                               that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuers (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS SECTION

SECTION 8.01.                                   Without Consent of Holders.

The Issuers and the Trustee may amend, waive or supplement this Indenture, the Note Guarantees or the Notes without prior notice to or consent of any Holder:

(1)                                 to provide for the assumption of the Issuers’ or a Guarantor’s obligations to the Holders pursuant to Section 5.01;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to cure any ambiguity, defect or inconsistency;

(4)                                 to add Note Guarantees with respect to the Notes or to secure the Notes;

(5)                                 to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture) or add a Guarantor;

(6)                                 to qualify or maintain the qualification of this Indenture under the TIA;

(7)                                 to add to the covenants of an Issuer or a Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon an Issuer or a Guarantor with respect to the Notes;

(8)                                 to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(9)                                 to mortgage, pledge, hypothecate or grant any Lien in favor of the Trustee for the benefit of the Holders as security for the payment and performance of all or any portion of the obligations under the Notes and this Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee pursuant to this Indenture or otherwise; or

(10)                          to make any other change that does not materially adversely affect the rights of any Holder hereunder.

The Trustee is hereby authorized to join with the Issuers and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture. The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.

SECTION 8.02.                                   With Consent of Holders.

This Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

(1)                                 reduce, or change the maturity of, the principal of any Note;

(2)                                 reduce the rate of, or extend the time for payment of, interest on any Note;

(3)                                 reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described in Sections 4.08 and 4.20, except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuers to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes);

(4)                                 make any Note payable in money or currency other than that stated in the Notes;

(5)                                 modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6)                                 reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(7)                                 waive a Default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(8)                                 impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9)                                 release all or substantially all of the Guarantors from their obligations under their Note Guarantees, except as permitted by this Indenture; or

(10)                          make any change in this Section 8.02.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

Upon the written request of the Issuers, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuers and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03.                                   Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.                                   Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.  Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 8.02.  In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05.                                   Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuers) shall request the Holder (in accordance with the specific written direction of the Issuers) to deliver it to the Trustee.  In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.                                   Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying conclusively upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been satisfied.

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE SECTION

SECTION 9.01.                                   Discharge of Indenture.

The Issuers may terminate their obligations and the obligations of the Guarantors under the Notes, the Note Guarantees, the Registration Rights Agreement and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if

(1)                                 all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)                                 (a)  all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to paragraph 6 of the Notes, and, in any case, the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)                                 the Issuers have paid all sums payable by them under this Indenture, and

(c)                                  Starz has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, Starz must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuers’ and the Guarantors’ obligations under the Notes, the Note Guarantees, the Registration Rights Agreement and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02.                                   Legal Defeasance.

The Issuers may at their option, by Board Resolution, be discharged from their obligations with respect to the Notes and the Guarantors discharged from their obligations under the Note Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees with respect thereto and to have satisfied all their other obligations under such Notes, such Note Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuers acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, (b) the Issuers’ obligations with respect to the Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.11 and 4.18, (c) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and (d) this Article Nine. Subject to compliance with this Article Nine, the Issuers may exercise their option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of their option under Section 9.03 with respect to the Notes.

SECTION 9.03.                                   Covenant Defeasance.

At the option of the Issuers, pursuant to a Board Resolution, (x) the Issuers and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.05 through 4.16, inclusive, 4.20 and clause (3) of the first paragraph of Section 5.01 and (y) clauses (4), (5), (6) and (9) of Section 6.01 shall no longer apply with respect to the Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04.                                   Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1)                                 the Issuers must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by Starz, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,

(2)                                 in the case of Legal Defeasance, Starz shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a)                                 the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)                                 since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)                                 in the case of Covenant Defeasance, Starz shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)                                 no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

(5)                                 the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute (a) a Default under this Indenture or (b) a default under any other material agreement or instrument to which Starz or any of its Subsidiaries is a party or by which Starz or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

(6)                                 Starz shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other of their creditors or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others, and

(7)                                 Starz shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuers and the obligations of the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 9.05.                                   Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the

U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.                                   Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Guarantor’s obligations under this Indenture, the Registration Rights Agreement, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.                                   Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuers, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuers (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.                                   Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuers (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuers or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuers.  After payment to the Issuers or the Guarantors or the release of any money held in trust by the Issuers or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuers and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF NOTES

SECTION 10.01.                            Guarantee.

Subject to the provisions of this Article Ten, each Guarantor, by execution of this Indenture, jointly and severally, unconditionally guarantees (each, a “Note Guarantee” and collectively, the “Note Guarantees”) to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.  Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note, this Indenture or the Registration Rights Agreement, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Issuers with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon.  Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee.

SECTION 10.02.                            Execution and Delivery of Guarantee.

To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in Exhibit D hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Note Guarantee shall be executed by either manual or facsimile signature of an officer or an officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.                            Limitation of Guarantee.

The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  Each Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 10.04.                            Release of Guarantor.

A Guarantor will be released from its obligations under its Note Guarantee and its obligations under this Indenture:

(1)                                 in the event of dissolution of such Guarantor;

(2)                                 if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

(3)                                 upon the release or discharge of the guarantee by such Guarantor of the Credit Agreement, except a discharge or release by or as a result of payment under such other guarantee, and in each such case, Starz has delivered to the Trustee an Officer’s Certificate or an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by the Issuers or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.05.                            Waiver of Subrogation.

Until the Notes have been paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.                            Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified.  If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02.                           Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuers or any Guarantor:

Starz, LLC,

8900 Liberty Circle

Englewood, CO  80112

Attention:  General Counsel

Fax Number: (720) 852-6279

with copies to:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO  80112

Attention: Treasurer

Fax: (220) 875-5915

with, in the case of any notice furnished pursuant to Article Six, a copy to:

Sherman & Howard L.L.C.

633 17th Street, Suite 3000

Denver, Colorado 80202

Attention:  Steve Miller

Fax Number:  (303) 298-0940

If to the Trustee:

U.S. BANK NATIONAL ASSOCIATION

Corporate Trust Service

Two Liberty Place

50 S. 16th Street, Suite 2000

Mail Station:  EX-PA-WBSP

Philadelphia, PA  19102

Attention:  George J. Rayzis

Fax Number:  (215) 761-9412

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuers, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.                            Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.                            Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture, Starz or such Guarantor shall furnish to the Trustee:

(1)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.                            Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuers or any Guarantor with a condition or covenant provided for in this Indenture (other than the Officer’s Certificate required by Sections 3.01 or 4.04) shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture and shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, it or he or she has made such examination or investigation as is necessary to enable it or him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificate of public officials, and provided, further, that an Opinion of Counsel may have customary qualifications for opinions of the type required.

SECTION 11.06.                            Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.                           Business Days.

If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 11.08.                            Governing Law.

This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

SECTION 11.09.                            Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.10.                            Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 11.11.                                   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuers or any Subsidiary.  No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.12.                                   No Recourse Against Others.

No recourse for the payment of the principal of or premium, if any, or interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any member, manager, stockholder, officer, director or employee, as such, past, present or future, of any Issuer or of any successor corporation or against the property or assets of any such member, manager, stockholder, officer, employee or director, either directly or through any Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuers and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any member, manager, stockholder, officer, employee or director of any Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied there from, and that any and all such personal liability of, and any and all claims against every member, manager, stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.  It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 11.13.                                   Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.14.                                   Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.15.                                   Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.16.                                   Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.17.                                   USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

The Issuers have agreed to qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and to pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuers, the Trustee and the Holders) incurred in connection therewith to the extent set forth in the Registration Rights Agreement, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuers any such Officer’s Certificate, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

STARZ, LLC

By	/s/ Scott D. Macdonald
	Name:	Scott D. Macdonald
	Title:	Chief Financial Officer, Executive Vice President & Treasurer

STARZ FINANCE CORP.

By:	/s/ Scott D. Macdonald
	Name:	Scott D. Macdonald
	Title:	Chief Financial Officer, Executive Vice President & Treasurer

Guarantor:

STARZ ENTERTAINMENT, LLC

By	/s/ Scott D. Macdonald
	Name:	Scott D. Macdonald
	Title:	Chief Financial Officer, Executive Vice President & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ George Rayzis
	Name:	George Rayzis
	Title:	Vice President

EXHIBIT A

FORM OF GLOBAL INITIAL NOTE

STARZ, LLC

STARZ FINANCE CORP.

5.00% SENIOR NOTE DUE 2019

CUSIP No.	$

STARZ, LLC, a Delaware limited liability company, and STARZ FINANCE CORP., a Delaware corporation, as joint and several obligors, for value received, promise to pay to CEDE & CO. or registered assigns the principal sum of [        ] dollars on September 15, 2019.

Interest Payment Dates: March 15 and September 15.

Record Dates: March 1 and September 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-1

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

STARZ, LLC

By:
Name:
Title:

STARZ FINANCE CORP.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 5.00% Senior Notes due 2019 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Dated:

A-2

[FORM OF REVERSE OF GLOBAL INITIAL NOTE]

STARZ, LLC

STARZ FINANCE CORP.

5.00% SENIOR NOTE DUE 2019

1.                                       Interest.  STARZ, LLC, a Delaware limited liability company, and STARZ FINANCE CORP. (collectively, the “Issuers”), jointly and severally promise to pay, until the principal hereof is paid or made available for payment, interest (including Additional Interest, if any) on the principal amount set forth on the face hereof at a rate of 5.00% per annum.  Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including September 13, 2012 to but excluding the date on which interest is paid.  Interest shall be payable in arrears on each March 15 and September 15 commencing on March 15, 2013.  Interest (including Additional Interest) shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Registrable Notes (as defined in the Registration Rights Agreement) shall have all rights set forth in the Registration Rights Agreement, dated as of September 13, 2012, among the Issuers, the Guarantors named therein and the other parties named on the signature pages thereto (the “Registration Rights Agreement”), including the right to receive Additional Interest pursuant to the Registration Rights Agreement in certain circumstances.  If applicable, Additional Interest payable pursuant to the Registration Rights Agreement shall be paid to the same Persons, in the same manner and at the same times as regular interest.

[Until this Temporary Regulation S Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest (including Additional Interest, if any) hereon; until so exchanged in full, this Temporary Regulation S Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]

2.                                       Method of Payment.  The Issuers shall pay interest hereon (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on March 1 or September 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuers (through the Paying Agent) shall pay principal and interest (including Additional Interest, if any) in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  If the Holder has given wire transfer instructions to the Issuers at least ten Business Days prior to the payment date, the Issuers shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions.  Otherwise, payments on this Note shall be made at the office or agency of the Payment Agent unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.                                       Paying Agent and Registrar.  Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as a Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent or Registrar or co-registrar without notice.  Any Issuer or any of its Affiliates may act as Paying Agent or Registrar.

4.                                       Indenture.  The Issuers issued the Notes under an Indenture dated as of September 13, 2012 (the “Indenture”) among the Issuers, the Guarantors (as defined in the Indenture) and the Trustee.  This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture.  The Notes include (i) $500,000,000 aggregate principal amount of the Issuers’ 5.00% Senior Notes due 2019 (the “Initial Notes”), (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to September 13, 2012 (the “Additional Notes”) and (iii) if and when issued, the Issuers’ 5.00% Senior Notes due 2019 that may be issued from time to time under the Indenture in exchange for Initial Notes or Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Notes”).  The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them.  Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.                                       Mandatory Redemption.  Except as set forth in paragraph 8 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

6.                                       Optional Redemption. (a) At any time or from time to time on or after September 15, 2015, the Issuers, at their option, may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed to the registered address of each Holder to be so redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on September 15, 2015 of the years indicated below:

Year	Redemption Price

2015	102.50%
2016	101.25%
2017 and thereafter	100.00%

(b)                                 Before September 15, 2015, the Issuers may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to:

(i)                                     100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus

(ii)                                  the Make Whole Amount.

(c)                                  At any time or from time to time prior to September 15, 2015, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 105.00% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

(d)                                 In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. The Notes shall be redeemable in whole or in part upon not less than 30 nor more than 60 days’ prior written notice, mailed by first class mail to a Holder’s last address as it shall appear on the register maintained by the Registrar of the Notes.  On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

7.                                       Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the Redemption Date, unless the Issuers default in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

8.                                       Offers To Purchase.  The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuers shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or a portion of a Note selected for redemption for a period of 15 days before a mailing of notice of redemption.

[This Temporary Regulation S Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the expiration of the Restricted Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article Two of the Indenture. Upon exchange of this Temporary Regulation S Global Note for one or more Global Notes, the Trustee shall cancel this Temporary Regulation S Global Note.]

10.                                 Persons Deemed Owners.  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.                                 Unclaimed Money.  If money for the payment of principal or interest or Additional Interest, if any, remains unclaimed for two years, the Trustee shall pay the money back to the Issuers at their written request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another Person.

12.                                 Amendment, Supplement, Waiver, Etc.  The Issuers, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder.  Other amendments and modifications of the Indenture or the Notes may be made by the Issuers, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13.                                 Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation shall, except as provided in Article Five, be released from those obligations.

14.                                 Defaults and Remedies.  Events of Default are set forth in the Indenture.  Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to any Issuer or any Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Issuers, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable.  If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs with respect to any Issuer or any Guarantor, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Issuers under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

15.                                 Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

16.                                 Discharge.  The Issuers’ obligations pursuant to the Indenture shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

17.                                 Guarantees. his Note shall be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders, and for events causing release of the Guarantors from the Note Guarantees.

18.                                 Authentication.  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19.                                 Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.  The Trustee, the Issuers, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

20.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.                                 CUSIP/ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to:

Starz, LLC,

8900 Liberty Circle

Englewood, CO  80112

Attention:  General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint               agent to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by an Issuer or any Affiliate of an Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuers; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(6)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.08 or Section 4.20 of the Indenture, check the appropriate box:

☐	Section 4.08	☐	Section 4.20

If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.08 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$

($2,000 or any integral multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

FORM OF TRANSFEREE LETTER OF REPRESENTATION

Starz, LLC

8900 Liberty Circle

Englewood, CO  80112

U.S. Bank, National Association

Corporate Trust Services

Two Liberty Place

50 S. 16th Street, Suite 2000

Mail Station:  EX-PA-WBSP

Philadelphia, PA  19102

Attention:  Corporate Trust Administration — Global Finance Unit

Ladies and Gentlemen:

This certificate is delivered to request a transfer of US$             principal amount of the 5.00% Senior Notes due 2019 (the “Notes”) of Starz, LLC, a Delaware limited liability company, and Starz Finance Corp., a Delaware corporation (collectively, the “Issuers”), all as described in the confidential offering memorandum (the “offering memorandum”) relating to the offering.

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least US$250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.                                       We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any investor account for which we purchasing Notes, to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which an Issuer or any affiliate of an Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”) to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is purchasing for its own account or the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of US$250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in form of this letter to the Issuers and the trustee which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and that the transferee is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.

(Name of Transferee)

By:
Name:
Title:

Address:
Date:

EXHIBIT B

FORM OF GLOBAL EXCHANGE NOTE

STARZ, LLC

STARZ FINANCE CORP.

5.00% SENIOR NOTE DUE 2019

CUSIP No.	$

STARZ, LLC, a Delaware limited liability company, and STARZ FINANCE CORP., a Delaware corporation, as joint and several obligors, for value received, promise to pay to CEDE & CO. or registered assigns the principal sum of [        ] dollars on September 15, 2019.

Interest Payment Dates: March 15 and September 15.

Record Dates: March 1 and September 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

STARZ, LLC

By:
Name:
Title:

STARZ FINANCE CORP.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 5.00% Senior Notes due 2019 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Dated:

[FORM OF REVERSE OF GLOBAL EXCHANGE NOTE]

STARZ, LLC

STARZ FINANCE CORP.

5.00% SENIOR NOTE DUE 2019

1.                                       Interest.  STARZ, LLC, a Delaware limited liability company, and STARZ FINANCE CORP. (collectively, the “Issuers”), jointly and severally promise to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 5.00% per annum.  Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including September 13, 2012 to but excluding the date on which interest is paid.  Interest shall be payable in arrears on each March 15 and September 15 commencing on March 15, 2013.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2.                                       Method of Payment.  The Issuers shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on March 1 or September 1 next preceding the interest payment date (whether or not a Business Day).  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Issuers (through the Paying Agent) shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  If the Holder has given wire transfer instructions to the Issuers at least ten Business Days prior to the payment date, the Issuers will make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions.  Otherwise, payments on this Note shall be made at the office or agency of the Payment Agent unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.                                       Paying Agent and Registrar.  Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as a Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent or Registrar or co-registrar without notice.  Any Issuer or any of its Affiliates may act as Paying Agent or Registrar.

4.                                       Indenture.  The Issuers issued the Notes under an Indenture dated as of September 13, 2012 (the “Indenture”) among the Issuers, the Guarantors (as defined in the Indenture) and the Trustee.  This is one of the Exchange Notes referred to in the Indenture.  The Notes include (i) $500,000,000 aggregate principal amount of the Issuers’ 5.00% Senior Notes due 2019 (the “Initial Notes”) and (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to September 13, 2012 (the “Additional Notes”).  The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them.

Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.                                       Mandatory Redemption.  Except as set forth in paragraph 8 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

6.                                       Optional Redemption.  (a) At any time or from time to time on or after September 15, 2015, the Issuers, at their option, may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed to the registered address of each Holder to be so redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on September 15, 2015 of the years indicated below:

Year	Redemption Price

2015	102.50%
2016	101.25%
2017 and thereafter	100.00%

(b)                                 Before September 15, 2015, the Issuers may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to:

(i)                                     100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus

(ii)                                  the Make Whole Amount.

(c)                                  At any time or from time to time prior to September 15, 2015, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 105.00% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

(d)                                 In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.  The Notes shall be redeemable in whole or in part upon not less than 30 nor more than 60 days’ prior written notice, mailed by first class mail to a Holder’s last address as it shall appear on the register maintained by the Registrar of the Notes.  On and after any Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

7.                                       Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the Redemption Date, unless the Issuers default in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

8.                                       Offers To Purchase.  The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuers shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or a portion of a Note selected for redemption for a period of 15 days before a mailing of notice of redemption.

10.                                 Persons Deemed Owners.  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.                                 Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee shall pay the money back to the Issuers at their written request.  After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another Person.

12.                                 Amendment, Supplement, Waiver, Etc.  The Issuers, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder.  Other amendments and modifications of the Indenture or the Notes may be made by the Issuers, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13.                                 Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation shall, except as provided in Article Five, be released from those obligations.

14.                                 Defaults and Remedies.  Events of Default are set forth in the Indenture.  Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to any Issuer or any Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Issuers, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable.  If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs with respect to any Issuer or any Guarantor, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Issuers under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

15.                                 Trustee Dealings with Issuers.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

16.                                 Discharge.  The Issuers’ obligations pursuant to the Indenture shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

17.                                 Guarantees.  This Note shall be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders, and for events causing release of the Guarantors from the Note Guarantees.

18.                                 Authentication.  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19.                                 Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.  The Trustee, the Issuers, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

20.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.                                 CUSIP/ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to:

Starz, LLC,

8900 Liberty Circle

Englewood, CO  80112

Attention:  General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                      agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by an Issuer or any Affiliate of an Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuers; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(6)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.08 or Section 4.20 of the Indenture, check the appropriate box:

☐	Section 4.08	☐	Section 4.20

If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.08 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$

($2,000 or any integral multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

FORM OF TRANSFEREE LETTER OF REPRESENTATION

Starz, LLC

8900 Liberty Circle

Englewood, CO  80112

U.S. Bank, National Association

Corporate Trust Services

Two Liberty Place

50 S. 16th Street, Suite 2000

Mail Station:  EX-PA-WBSP

Philadelphia, PA  19102

Attention:  Corporate Trust Administration — Global Finance Unit

Ladies and Gentlemen:

This certificate is delivered to request a transfer of US$             principal amount of the 5.00% Senior Notes due 2019 (the “Notes”) of Starz, LLC, a Delaware limited liability company, and Starz Finance Corp., a Delaware corporation (collectively, the “Issuers”), all as described in the confidential offering memorandum (the “offering memorandum”) relating to the offering.

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least US$250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.                                       We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any investor account for which we purchasing Notes, to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which an Issuer or any affiliate of an Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”) to a person we reasonably believe is a “qualified institutional buyer” under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is purchasing for its own account or the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of US$250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in form of this letter to the Issuers and the trustee which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and that the transferee is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.

(Name of Transferee)

By:
Name:
Title:

Address:

Date:

EXHIBIT C

FORM OF LEGENDS

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes Offered

Otherwise than in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, (II) WITHIN THE UNITED

STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF US$250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S.]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED

OR TRANSFERRED (I) TO THE ISSUERS, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF US$250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN IAI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A

WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

EXHIBIT D

NOTATION OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of September 13, 2012 by and among Starz, LLC and Starz Finance Corp., as issuers, the Guarantors, as guarantors, and U.S. Bank National Association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.  Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

D-1

IN WITNESS WHEREOF, each of the Guarantors has caused this Notation of Guarantee to be signed by a duly authorized officer.

STARZ ENTERTAINMENT, LLC

By:
Name:
Title:

D-2